ANDERSEN ANDERSEN & STRONG, L.C.
Certified Public Accountants and Business Consultants


March 31, 1998

Mr. Richard Surber
CyberAmerica Corporation
268 West 400 South, Suite 300
Salt Lake City, UT 84101

RE:      Auditor Relationship

Dear Mr. Surber:

This is to confirm that the client-auditor relationship between CyberAmerica Corporation (SEC File No. I-9418) and Andersen Andersen & Strong has ceased, effective March 31,1998.

Very truly yours,


Andersen Andersen & Strong

By: __/s/Gerald K. Strong____________



         cc:      SECPS Letter File
                  U.S. Securities & Exchange Commission
                  Mail Stop 9-5
                  450 Fifth Street, NW
                  Washington, D.C.  20549